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   As filed with the Securities and Exchange Commission on November 8th, 2001
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                DAKTRONICS, INC.
               (Exact name of issuer as specified in its charter)
               --------------------------------------------------

         South Dakota                                    41-0306862
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



                                 331 32nd Avenue
                          Brookings, South Dakota 57006
               (Address of Principal Executive Offices, Zip Code)

               --------------------------------------------------
         (Daktronics, Inc. 1993 Incentive Stock Option Plan, as amended) (Daktronics, Inc. 1993 Outside Directors Stock Option Plan, as amended)
               (Daktronics, Inc. 2001 Incentive Stock Option Plan)
           (Daktronics, Inc. 2001 Outside Directors Stock Option Plan)
                              (Full title of plans)
               --------------------------------------------------
                                 James B. Morgan
                             Chief Executive Officer
                                Daktronics, Inc.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006
                     (Name and address of agent for service)
                     Telephone Number, including area code,
                       of agent for service (605) 697-4000

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                                                                    Page 2 of 36

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                      Proposed       Maximum
    Title of                           Maximum      Aggregate
Securities to be    Amount to be   Offering Price   Offering       Amount of
   Registered        Registered     Per Share(1)    Price(1)    Registration Fee
   ----------        ----------     ------------    --------    ----------------

Common Stock       2,400,000(2)(4)      $6.88      $16,512,000      $4,128.00
(no par value)

Common Stock         800,000(3)(4)      $6.88      $5,504,000       $1,376.00
(no par value)


(1) Estimated solely for purposes of computing the registration fee. In accordance with Rule 457, the price is the average of the high and low prices per share of Common Stock on NASDAQ/National Market System on November 5, 2001.

(2) This total represents 1,200,000 shares reserved for issuance under the 1993 Incentive Stock Option Plan, as amended. This total also includes 1,200,000 shares under the 2001 Incentive Stock Option Plan.

(3) This total represents 400,000 shares reserved for issuance under the 1993 Outside Directors Stock Option Plan, as amended. This total also includes 400,000 shares under the 2001 Directors Stock Option Plan.

(4) There are also registered hereunder, pursuant to Rule 416, such indeterminable number of shares of common stock as may be issued under the anti-dilution provisions of the Plans.


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                                                                    Page 3 of 36

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part II of Form S-8 will be distributed to persons who receive grants or awards under the 1993 Incentive Stock Option Plan, as amended, the 1993 Outside Directors Stock Option Plan, as amended, the 2001 Incentive Stock Option Plan and the 2001 Outside Directors Stock Option Plan (the "Plans"). Each disclosure document constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement, but it is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                                     PART II

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Daktronics, Inc. (the "Company") are incorporated and made a part of this Registration Statement by reference:

         A. The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 which contains, either directly or by incorporation reference, certain financial statements for the Company's latest fiscal year for which such statements have been filed.

         B. All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in Paragraph A above.

         C. The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Securities Exchange Act of 1934, in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent annual or special meetings of its stockholders.

         D. The description of the Company's Common Stock which is contained in the Company's registration statement on Form S-1 filed December 3, 1993, including any amendment or report filed for the purpose of updating such description, which is filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the common stock offered hereby.

         All reports and other documents subsequently filed by the Company and the Plans pursuant to sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining to be unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be


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                                                                    Page 4 of 36

incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The South Dakota Business Corporation Act, the Company's Bylaws and agreements between the Company and each officer and director, provide that officers and directors of the Company have the right to indemnification from the company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The South Dakota Business Corporation Act and the Company's bylaws also provide that a South Dakota business corporation may indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of such person on behalf of the Company, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met.

         The Company has purchased liability insurance to indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policies.

         The Company has adopted in its Articles of Incorporation a provision which limits personal liability for breach of fiduciary duty by directors, to the extent provided by the South Dakota Business corporation Act. This provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or a knowing violation of law, liability based on payments of improper dividends or liability for any transaction from which the director derived an improper personal benefit.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


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                                                                    Page 5 of 36

ITEM 8.     EXHIBITS

4.1         2001 Incentive Stock Option Plan

4.2         2001 Outside Directors Stock Option Plan

4.3         1993 Incentive Stock Option Plan, as amended

4.4         1993 Outside Directors Stock Option Plan, as amended

5.1         Opinion and Consent of Counsel to the Registrant

23.1        Consent of Independent Auditors

23.2        Counsel's Consent (Filed as part of Exhibit 5.1)

24.1        Power of Attorney

ITEM 9.     UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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                                                                    Page 6 of 36

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookings, and the State of South Dakota on this 8th day of November, 2001.

                                        DAKTRONICS, INC.

                                        By
                                           -------------------------------------
                                           James B. Morgan,
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                          Date
---------                      -----                          ----


By /s/James B. Morgan          Chief Executive Officer &      November 8th, 2001
   ------------------------    Director
      James B. Morgan          (principal executive officer)


By /s/ William R. Retterath    Chief Financial Officer        November 8th, 2001
   ------------------------    (principal financial and
      William R. Retterath     accounting officer)


By /s/ Aelred J. Kurtenbach    Director                       November 8th, 2001
   ------------------------    Chairman of the Board
      Aelred J. Kurtenbach


By /s/ Roland J. Jensen        Director                       November 8th, 2001
   ------------------------
      Roland J. Jensen


By /s/ Frank J. Kurtenbach     Director                       November 8th, 2001
   ------------------------
      Frank J. Kurtenbach


By /s/ John L. Mulligan        Director                       November 8th, 2001
   ------------------------
      John L. Mulligan


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                                                                    Page 8 of 36

Signature                      Title                          Date
---------                      -----                          ----


By /s/ Charles S. Roberts      Director                       November 8th, 2001
   ------------------------
      Charles S. Roberts


By /s/ Duane E. Sander         Director                       November 8th, 2001
   ------------------------
      Duane E. Sander


By /s/ Nancy D. Frame          Director                       November 8th, 2001
   ------------------------
      Nancy D. Frame


By /s/ James A. Vellenga       Director                       November 8th, 2001
   ------------------------
      James A. Vellenga


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